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                                                                    Exhibit 23.2






                         Consent of Independent Auditors


We consent to the use of our report dated January 23, 1997 (except for Note K, as to which the date is March 27, 1997) with respect to the consolidated financial statements of Caliber System, Inc. (not presented separately herein) for the year ended December 31, 1996 included in this Annual Report (Form 10-K) of FDX Corporation for the year ended May 31, 1999.




                                                      ERNST & YOUNG LLP


Akron, Ohio
August 10, 1999